NeoPhotonics Reports Third Quarter 2019 Financial Results

•	Revenue of $92.4 million for the quarter, up 13% sequentially and year-over-year

•	Operating Profit of $1.3 million, non-GAAP Operating Profit of $4.4 million
SAN JOSE, Calif. - October 31, 2019 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and data center applications, today announced financial results for its third quarter ended September 30, 2019.
"Solid execution, strong customer demand, and cost reduction combined for a profitable quarter for NeoPhotonics.” said Tim Jenks, Chairman and CEO of NeoPhotonics. “Despite the trade tensions, we believe the macro trends of the industry favor our core capabilities of delivering the highest performance products for the most demanding applications,” concluded Mr. Jenks.
Third Quarter Summary

•	Revenue was $92.4 million, up 13% quarter-over-quarter and up 13% year-over-year

•	Gross margin was 28.4%, up from 19.2% in the prior quarter

•	Non-GAAP Gross margin was 29.0%, up from 25.6% in the prior quarter

•	Diluted net earnings per share was $0.05, up from a net loss of $0.16 per share in the prior quarter

•	Non-GAAP diluted net earnings per share was $0.11, up from net loss of $0.03 per share in the prior quarter

•	Cash generated from operations was $9 million, up from $0.7 million in the prior quarter

•	Adjusted EBITDA was $14.2 million, up from $6.8 million in the prior quarter

Non-GAAP results in the third quarter of 2019 exclude $3.0 million of stock-based compensation expense and $0.2 million of amortization of acquisition-related intangibles. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.
As of September 30, 2019, cash and cash equivalents, short-term investments and restricted cash, together totaled $80 million, up $6 million compared to June 30, 2019.
Outlook for the Quarter Ending December 31, 2019

	GAAP	Non-GAAP
Revenue	$94 to $100 million
Gross Margin	27% to 31%	28% to 32%
Operating Expenses	$26 +/- $0.5 million	$23 +/- $0.5 million
Earnings per share	($0.02) to $0.08	$0.04 to $0.14
The non-GAAP outlook for the fourth quarter of 2019 excludes the expected impact of stock-based compensation expense of approximately $3.5 million, of which $0.6 million is estimated for cost of goods sold, and the impact of expected amortization of intangibles of approximately $0.2 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures
The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call
The Company will host a conference call today, Thursday, October 31, 2019 at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time). The call will be available, live, to interested parties by dialing +1-800-367-2403. For international callers, please dial +1-334-777-6978. The Conference ID number is 6277959. Please dial into the conference call 5-10 minutes prior to the scheduled start time.
A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at:
http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.
A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.
About NeoPhotonics
NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; potential governmental trade actions; possible disruptions in demand for the Company’s products due to industry developments; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the timely and successful development and market acceptance of new products and upgrades to existing products; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Sep. 30, 2019	Dec. 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$61,396	$58,185
Short-term investments	7,607	7,481
Restricted cash	10,827	11,053
Accounts receivable, net	65,245	74,751
Inventories	48,668	52,159
Assets held for sale	—	2,971
Prepaid expenses and other current assets	23,921	26,605
Total current assets	217,664	233,205
Property, plant and equipment, net	85,125	100,090
Operating lease right-of-use assets	16,037	—
Purchased intangible assets, net	2,315	3,018
Goodwill	1,115	1,115
Other long-term assets	3,088	3,148
Total assets	$325,344	$340,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,306	$58,403
Notes payable and short-term borrowing	—	4,795
Current portion of long-term debt	3,054	2,897
Accrued and other current liabilities	42,414	50,288
Total current liabilities	103,774	116,383
Long-term debt, net of current portion	44,771	50,454
Operating lease liabilities, noncurrent	17,054	—
Other noncurrent liabilities	9,748	13,499
Total liabilities	175,347	180,336

Stockholders’ equity:
Common stock	120	116
Additional paid-in capital	577,088	564,722
Accumulated other comprehensive loss	(10,594)	(7,126)
Accumulated deficit	(416,617)	(397,472)
Total stockholders’ equity	149,997	160,240
Total liabilities and stockholders’ equity	$325,344	$340,576

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Revenue	$92,392	$81,690	$81,748	$253,448	$231,436
Cost of goods sold (1)	66,193	66,015	62,815	195,837	187,849
Gross profit	26,199	15,675	18,933	57,611	43,587
Gross margin	28.4%	19.2%	23.2%	22.7%	18.8%
Operating expenses:
Research and development (1)	13,688	13,793	13,177	42,164	40,308
Sales and marketing (1)	3,832	3,623	4,351	12,058	12,366
General and administrative (1)	7,403	7,174	8,592	22,330	23,509
Amortization of purchased intangible assets	—	—	118	119	357
Asset sale related costs	12	47	251	388	344
Restructuring charges	3	79	1,133	261	1,786
Gain on asset sale	—	(817)	—	(817)	—
Total operating expenses	24,938	23,899	27,622	76,503	78,670
Income (loss) from operations	1,261	(8,224)	(8,689)	(18,892)	(35,083)
Interest income	95	99	85	293	300
Interest expense	(483)	(496)	(540)	(1,472)	(2,007)
Other income (expense), net	2,960	1,090	1,310	2,452	1,891
Total interest and other income (expense), net	2,572	693	855	1,273	184
Income (loss) before income taxes	3,833	(7,531)	(7,834)	(17,619)	(34,899)
Income tax benefit (provision)	(1,561)	205	(291)	(1,526)	(2,009)
Net income (loss)	$2,272	$(7,326)	$(8,125)	$(19,145)	$(36,908)
Basic net income (loss) per share	$0.05	$(0.16)	$(0.18)	$(0.41)	$(0.82)
Diluted net income (loss) per share	$0.05	$(0.16)	$(0.18)	$(0.41)	$(0.82)
Weighted average shares used to compute basic net income (loss) per share	47,666	46,754	45,476	46,949	44,804
Weighted average shares used to compute diluted net income (loss) per share	48,615	46,754	45,476	46,949	44,804

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$441	$609	$553	$1,651	$1,832
Research and development	715	787	1,016	2,383	2,618
Sales and marketing	575	599	931	1,852	2,511
General and administrative	1,220	1,010	1,541	3,408	3,566
Total stock-based compensation expense	$2,951	$3,005	$4,041	$9,294	$10,527

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
NON-GAAP GROSS PROFIT:
GAAP gross profit	$26,199	$15,675	$18,933	$57,611	$43,587
Stock-based compensation expense	441	609	553	1,651	1,832
Amortization of purchased intangible assets	185	184	185	553	572
Depreciation of acquisition-related fixed asset step-up	(66)	(66)	(71)	(198)	(213)
End-of-life related inventory write-down	—	3,553	—	3,553	—
Accelerated depreciation	—	950	—	2,265	—
Restructuring charges	—	—	22	—	168
Non-GAAP gross profit	$26,759	$20,905	$19,622	$65,435	$45,946
Non-GAAP gross margin as a % of revenue	29.0%	25.6%	24.0%	25.8%	19.9%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$24,938	$23,899	$27,622	$76,503	$78,670
Stock-based compensation expense	(2,510)	(2,396)	(3,488)	(7,643)	(8,695)
Amortization of purchased intangible assets	—	—	(118)	(119)	(357)
Depreciation of acquisition-related fixed asset step-up	(66)	(67)	(65)	(199)	(200)
Asset sale related costs	(12)	(47)	(252)	(388)	(345)
Restructuring charges	(3)	(79)	(1,133)	(261)	(1,786)
Litigation settlement	—	—	(450)	—	(450)
Gain on asset sale	—	817	—	817	—
Non-GAAP total operating expenses	$22,347	$22,127	$22,116	$68,710	$66,837
Non-GAAP total operating expenses as a % of revenue	24.2%	27.1%	27.1%	27.1%	28.9%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$1,261	$(8,224)	$(8,689)	$(18,892)	$(35,083)
Stock-based compensation expense	2,951	3,005	4,041	9,294	10,527
Amortization of purchased intangible assets	185	184	303	672	929
Depreciation of acquisition-related fixed asset step-up	—	1	(6)	1	(13)
Asset sale related costs	12	47	252	388	345
End-of-life related inventory write-down	—	3,553	—	3,553	—
Accelerated depreciation	—	950	—	2,265	—
Restructuring charges	3	79	1,155	261	1,954
Litigation settlement	—	—	450	—	450
Gain on asset sale	—	(817)	—	(817)	—
Non-GAAP income (loss) from operations	$4,412	$(1,222)	$(2,494)	$(3,275)	$(20,891)
Non-GAAP operating margin as a % of revenue	4.8%	(1.5)%	(3.1)%	(1.3)%	(9.0)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$2,272	$(7,326)	$(8,125)	$(19,145)	$(36,908)
Stock-based compensation expense	2,951	3,005	4,041	9,294	10,527
Amortization of purchased intangible assets	185	184	303	672	929
Depreciation of acquisition-related fixed asset step-up	—	1	(6)	1	(13)
Asset sale related costs	12	47	252	388	345
End-of-life related inventory write-down	—	3,553	—	3,553	—
Accelerated depreciation	—	950	—	2,265	—
Restructuring charges	3	79	1,155	261	1,954
Litigation settlement	—	—	450	—	450
Gain on asset sale	—	(817)	—	(817)	—
Income tax effect of Non-GAAP adjustments	(14)	(895)	(138)	(1,286)	(222)
Non-GAAP net income (loss)	$5,409	$(1,219)	$(2,068)	$(4,814)	$(22,938)
Non-GAAP net income (loss) as a % of revenue	5.9%	(1.5)%	(2.5)%	(1.9)%	(9.9)%

ADJUSTED EBITDA:
GAAP net income (loss)	$2,272	$(7,326)	$(8,125)	$(19,145)	$(36,908)
Stock-based compensation expense	2,951	3,005	4,041	9,294	10,527
Amortization of purchased intangible assets	185	184	303	672	929
Depreciation of acquisition-related fixed asset step-up	—	1	(6)	1	(13)
Asset sale related costs	12	47	252	388	345
End-of-life related inventory write-down	—	3,553	—	3,553	—
Accelerated depreciation	—	950	—	2,265	—
Restructuring charges	3	79	1,155	261	1,954
Litigation settlement	—	—	450	—	450
Gain on asset sale	—	(817)	—	(817)	—
Interest expense, net	388	397	455	1,179	1,707
Income tax benefit (provision)	1,561	(205)	291	1,526	2,009
Depreciation expense	6,829	6,956	7,343	21,018	22,636
Adjusted EBITDA	$14,201	$6,824	$6,159	$20,195	$3,636
Adjusted EBITDA as a % of revenue	15.4%	8.4%	7.5%	8.0%	1.6%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$0.05	$(0.16)	$(0.18)	$(0.41)	$(0.82)
GAAP diluted net income (loss) per share	$0.05	$(0.16)	$(0.18)	$(0.41)	$(0.82)
Non-GAAP basic net income (loss) per share	$0.11	$(0.03)	$(0.05)	$(0.10)	$(0.51)
Non-GAAP diluted net income (loss) per share	$0.11	$(0.03)	$(0.05)	$(0.10)	$(0.51)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	47,666	46,754	45,476	46,949	44,804
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	48,615	46,754	45,476	46,949	44,804
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	50,051	46,754	45,476	46,949	44,804

©2019 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.
Contacts
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com